AGREEMENT

AND

PLAN OF MERGER

ATB MEDIA, INC.

AIMS WORLDWIDE, INC.

ATB MEDIA ACQUISITION CO., INC.

AUGUST 11, 2003

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER is dated as of August 11, 2003 (this “Agreement”), by and among AIMS Worldwide, Inc., a Nevada corporation (“Parent”), ATB Media Acquisition Co., Inc., a Nevada corporation (“Sub”), and ATB Media, Inc., a Delaware corporation (the “Company”).

RECITALS:

A.

The Boards of Directors of Parent, Sub and the Company have determined that it is advisable and in the best interests of their respective stockholders for Parent, Sub and the Company to enter into a business combination upon the terms and subject to the conditions set forth herein.

B.

In furtherance of such combination, the Boards of Directors of Parent, Sub and the Company have each approved the merger of the Company with and into the Sub (the “Merger”), upon the terms and subject to the conditions set forth herein, in accordance with the applicable provisions of the Nevada Revised Statutes, Chapters 78--Private Corporations and 92A--Mergers, Conversions, Exchanges and Domestications (the “NRS”) and the General Corporation Law of the State of Delaware (the “DGCL”).

C.

Pursuant to the Merger, each outstanding share of voting and non-voting common stock, par value  $0.001 of the Company, shall be converted solely into the right to receive Parent Common Stock (as defined herein), upon the terms and subject to the conditions set forth herein.

D.

For federal income tax purposes, it is intended that the Merger qualify as a reorganization under the provisions of Section 368(a) of the Code (as defined herein).

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub, and the Company hereby agree as follows:

ARTICLE 1.
DEFINITIONS

1.1

Defined Terms.  Unless the context otherwise requires, terms in this Agreement shall have the respective meanings set forth in Appendix II.

1.2

Interpretation Provisions.

(a)

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, schedule and exhibit references are to this Agreement unless otherwise specified.  The meaning of defined terms shall be equally applicable to the singular and plural forms of the defined terms.  The terms “include” and “including” are not limiting and mean “including without limitation.”

(b)

References to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(c)

References to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(d)

The captions and headings of this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

(e)

The parties participated jointly in the negotiation and drafting of this Agreement and the language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent.  If an ambiguity or question of intent or interpretation arises, then this Agreement will accordingly be construed as drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

(f)

The appendices, schedules and exhibits to this Agreement are a material part hereof and shall be treated as if fully incorporated into the body of the Agreement.

(g)

References herein to “knowledge”, “best knowledge” or any other similar phrase that is used with respect to any party to this Agreement shall mean the actual current knowledge of the executive management of such party and it is expressly acknowledged that there is no duty on the party making any representations or statements qualified in such manner to undertake an investigation of the matter to which such party is representing.

ARTICLE 2.
THE TRANSACTION

2.1

The Merger.

(a)

Effective Time.  At the Effective Time (as defined in Section 2.2 hereof), and upon the terms and subject to the conditions of this Agreement, the NRS and the DGCL, the Company shall be merged with and into the Sub, the separate corporate existence of the Company shall cease, and the Sub shall continue as the entity operating the business of the Company.  The Sub, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation.”

(b)

Closing.  Unless this Agreement shall have been terminated pursuant to Section 10.1, and pending the satisfaction (or to the extent permitted, the waiver) of the conditions set forth in Articles 7 and 8, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place (i) at the offices of Seyfarth Shaw, located at 815 Connecticut Avenue, N.W., Suite 500, Washington, DC  20006-4004 on September 2, 2003 (the “Closing Date”) or (ii) at such other time, date or place as Parent and the Company may mutually agree.

2.2

Effective Time.  On or before the Closing Date, pending the satisfaction (or to the extent permitted, the waiver) of the conditions set forth in Articles 7 and 8, and provided that this Agreement has not been terminated pursuant to Section 10.1, the parties hereto shall cause the Merger to be consummated by executing and filing articles of merger and a certificate of merger as contemplated by the NRS and the DGCL, respectively (the “Certificates of Merger”), with the Secretary of State of Nevada and the Secretary of State of Delaware in accordance with the relevant provisions of the NRS and the DGCL.  The Merger shall be effective at the time indicated in such Certificates of Merger (the “Effective Time”).

2.3

Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificates of Merger and the applicable provisions of the NRS and the DGCL.

2.4

Certificate of Incorporation; Bylaws.

(a)

Articles of Incorporation.  At the Effective Time, the Articles of Incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation (except that the Surviving Corporation shall be named and operate as “ATB Media, Inc.”), until thereafter duly amended in accordance with applicable law and the Articles of Incorporation of Sub.

(b)

Bylaws.  At the Effective Time, the Bylaws of Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter duly amended in accordance with applicable law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

2.5

Directors and Officers.  Sub shall cause each or any director and officer of Sub to tender his or her resignation prior to the Effective Time, with each such resignation to be effective as of the Effective Time.  The directors of the Company, immediately prior to the Effective Time, shall become the directors of the Surviving Corporation, effective as of the Effective Time, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of the Company, immediately prior to the Effective Time, shall become the officers of the Surviving Corporation, effective as of the Effective Time, in each case until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation and in accordance with applicable law.

2.6

Consideration.

(a)

The aggregate consideration payable by Parent in connection with the Merger (the “Consideration”) shall consist of:  (i) Two Million (2,000,000) unregistered shares of Parent Common Stock (the “Merger Shares”; each individually, a “Merger Share”); (ii) subject to Section 2.6(b) below,  Five Hundred Thousand (500,000) unregistered shares of Parent Common Stock (the “First Contingency  Shares”); and (iii) subject to Section 2.6(c) below,  One Million Five Hundred Thousand unregistered shares of Parent Common Stock (the “Second Contingency Shares”).  The Merger Shares shall be issued to the Stockholders on the Closing Date.  The First Contingency Shares and Second Contingency Shares shall not be issued to the Stockholders on the Closing Date, and shall be payable only if, as and when set forth in Sections 2.6(b) and 2.6(c), respectively.

(b)

The First Contingency Shares shall be payable, if at all, only if radio station KCAA located in Lorna Linda, California, is granted an unconditional, unrestricted permit, license or approval by the United States Federal Communications Commission (the ”FCC”) to operate continuously twenty-four (24) hours per day, every day of the year (the ”FCC License”) and any applicable period for appeal or reconsideration of such decision by interested third parties has expired (the “First Contingency”) within twelve (12) months of the Closing Date (the “Issuance Period”).  If the First Contingency is not satisfied within the Issuance Period, the right of the Stockholders to receive the First Contingency Shares shall expire, regardless of whether the First Contingency is satisfied thereafter.  If the First Contingency is satisfied within the Issuance Period, Parent shall thereafter make available to each Stockholder the Appropriate Percentage (as hereinafter defined) of the First Contingency Shares.  For purposed of this Section 2.6(b) and Section 2.6(c), “Appropriate Percentage”, as to each Stockholder, shall mean the percentage of the total Company Stock owned by such Stockholder immediately prior to the effectiveness of the Merger.

(c)

The Second Contingency Shares shall be payable, if at all, only if radio station KCAA located in Lorna Linda, California, is granted an unconditional, unrestricted permit, license or approval by the United States Federal Communications Commission (the ”FCC”) to upgrade its broadcast power to Five Thousand (5,000) watts daytime (the ”Upgrade”) and any applicable period for appeal or reconsideration of such decision by interested third parties has expired (the “Second Contingency”) within thirty-six (36) months of the Closing Date (the “Upgrade Period”).  If the Second Contingency is not satisfied within the Upgrade Period, the right of the Stockholders to receive the Second Contingency Shares shall expire, regardless of whether the Second Contingency is satisfied thereafter.  If the Second Contingency is satisfied within the Upgrade Period, Parent shall thereafter make available to each Stockholder the Appropriate Percentage of the Second Contingency Shares.

(d)

If either the First Contingency Shares or the Second Contingency Shares become payable, such shares shall be payable to the shareholders of record of August 11, 2003, notwithstanding the fact that any such shareholders shall have sold their respective shares prior to the time either the First Contingency Shares or the Second Contingency Shares, respectively, shall become payable.

2.7

Conversion of Securities.  At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Sub, the Company or any Stockholder:

(a)

Company Stock.  Subject to Section 2.10, each 0.24855 shares of Company Stock shall be converted into the right to receive and become exchangeable for one (1) validly issued, fully paid and nonassessable Merger Share.

(b)

Cancellation.  Each share of Company Stock, if any, held in the treasury of the Company immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, automatically cease to be outstanding, be canceled and retired without payment of any consideration therefor and cease to exist.

(c)

Fractional Shares.  No certificates or scrip representing fractional shares of Parent Common Stock shall be issued in connection with the Merger.

2.8

Surrender of Certificates.

(a)

Delivery of Certificates.  After the Effective Time, Parent shall make available, and each holder of Company Stock shall be entitled to receive, upon surrender to Parent or its designated representative of (i) any certificate or certificates evidencing Company Stock (“Certificate” or “Certificates”) for cancellation, together with a duly-executed and completed letter of transmittal and (ii) a duly completed investor questionnaire, such number of shares of Parent Common Stock issuable to such holder pursuant to Sections 2.7 and this Section 2.8. Stan, we know these people are all (or virtually all accredited). I suggest instead that we send each a notification of this merger being approved with a very short questionnaire and statement they can sign saying they warrant that they qualify as accredited.

(b)

Cancellation of Company Stock.  Upon surrender of each Certificate and delivery by Parent of the Merger Shares to be delivered in exchange therefor, such Certificate shall forthwith be canceled.  Until so surrendered, each Certificate shall be deemed for all corporate purposes to evidence only the right to receive upon such surrender the aggregate number of Merger Shares into which the Company Stock represented thereby shall have been converted in accordance with the terms and upon the conditions of this Agreement.

(c)

Distributions With Respect to Unexchanged Shares of Company Stock.  No dividends or other distributions with respect to Parent Common Stock declared or made after the Effective Time and with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate.  Subject to applicable law, promptly following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing shares of Parent Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time, if any, theretofore payable with respect to such shares of Parent Common Stock.

2.9

No Further Ownership Rights in Shares of Company Stock.  The shares of Parent Common Stock delivered upon the surrender for exchange of Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Stock, and after the Effective Time there shall be no further registration of transfers of Company Stock which were outstanding immediately prior to the Effective Time on the records of the Company.  If, after the Effective Time, the Certificates are presented to the Company for any reason, they shall be canceled and exchanged as provided in this Article 2.

2.10

Lost, Stolen or Destroyed Certificates.  In the event any Certificates shall have been lost, stolen or destroyed, Parent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock as may be required pursuant to Sections 2.7(a) and  2.8; provided, however, that Parent may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to agree to indemnify Parent (including by delivery of a bond in such sum as Parent may reasonably direct) against any claim that may be made against Parent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.11

Taking of Necessary Action; Further Action.  Each of Parent, Sub, and the Company will take all such reasonable lawful action as may be necessary or appropriate in order to effect the Merger in accordance with this Agreement as promptly as practicable.  If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all the property, rights, privileges, power and franchises of the Company, the officers and directors of Sub, Parent and the Company immediately prior to the Effective Time are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

ARTICLE 3.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement of Parent to enter into this Agreement, the Company hereby makes, as of the date hereof and, except as otherwise noted, as of the Closing Date, the following representations and warranties to Parent, except as otherwise set forth in a written disclosure schedule (the “Company Schedule of Exceptions”) to be delivered to Parent within ten days after execution hereof and attached hereto as Appendix III.  The Company Schedule of Exceptions shall have sections that are numbered to correspond to the various sections of this Article 3 setting forth certain exceptions to the representations and warranties contained in this Article 3 and certain other information called for by this Agreement.

3.1

Organization of the Company.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to conduct the Business as it is presently being conducted and to own or lease, as applicable, the Assets owned or leased by it.  The Company is duly qualified to do business in each foreign jurisdiction where such qualification is required.

3.2

Capitalization of the Company.

(a)

Authorized Capitalization.  As of the date of this Agreement, the authorized capitalization of the Company consists solely of ten million (10,000,000) shares of Company Stock of which eight million forty six thousand seven hundred fifty eight (8,046,758) shares are issued and outstanding.  Appendix I sets forth the name of each holder of shares of Company capital stock, as well as the number of shares of Company capital stock held by each such holder.

(b)

No Options or Warrants. There are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of the Company.

(c)

Valid Issuances.  All outstanding shares of Company capital stock were validly issued, fully paid and non-assessable and not subject to any preemptive rights created by statute, the Company’s Certificate of Incorporation or Bylaws, or any Contract.

3.3

Shareholders’ Agreements, etc.  Except as set forth in Section 3.3 of Appendix III, there are no shareholders agreements, voting trusts, proxies or other agreements or understandings with respect to or concerning the purchase, sale or voting of the capital stock of the Company.

3.4

Authorization.  The Company has all necessary corporate or other power and authority to enter into this Agreement and the Ancillary Agreements to which the Company is a party, and has taken all corporate or other action necessary to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder.  This Agreement has been duly executed and delivered by the Company, and this Agreement is, and upon execution and delivery each of the Ancillary Agreements to which the Company is a party will be, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity whether considered in a proceeding at law or in equity.

3.5

Officers, Directors and Certain Stockholders.  Section 3.5 of Appendix III contains a true, correct and complete list of all the officers and directors of the Company.  None of such officers and directors nor any Stockholders holding more than five percent (5%) of the Company Stock have (i) been convicted of a felonor (to their knowledge) are the subject of an investigation relating thereto; (ii) filed a voluntary petition for relief or been named as a debtor in an involuntary petition for relief under the Federal bankruptcy laws or any other insolvency or creditor relief proceeding, participated in an assignment for the benefit of creditors or had a receiver appointed for any of their property; (iii) been suspended, censured or otherwise reprimanded by the Securities and Exchange Commission or (to their knowledge) are the subject of an investigation relating thereto; or (iv) lost any professional license or been disbarred from the legal bar of any state, state or federal agency, or state or federal court, if applicable.

3.6

Bank Accounts.  Section 3.6 of Appendix III contains a list of all of the Company’s bank accounts, safe deposit boxes and persons authorized to draw thereon or have access thereto.

3.7

Subsidiaries, Etc.  The Company does not own or hold any equity interest of any kind, or any options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire an equity interest in any other Person.

3.8

Real Property.  The Company leases all real property necessary for the conduct of its business as presently conducted.  The Company has not in the past owned, does not now own and has not entered into any agreement to acquire any real property. Section 3.8 of Appendix III sets forth all Leases pursuant to which Facilities are leased by the Company (as lessee), true and correct copies of which have been delivered to Parent.  Such Leases constitute all Leases, subleases or other occupancy agreements pursuant to which the Company occupies or uses Facilities.  The Company has good and valid leasehold title to, and enjoys peaceful and undisturbed possession of, all leased property described in such Leases (the “Leased Property”), free and clear of any and all Encumbrances other than any Permitted Encumbrances which would not permit the termination of the Lease therefor by the lessor.  With respect to each such parcel of Leased Property (i) there are no pending or, to the knowledge of the Company, threatened condemnation proceedings relating to, or any pending or, to the knowledge of the Company, threatened Actions relating to, the Company’s leasehold interests in such Leased Property or any portion thereof, (ii) neither the Company nor, to the knowledge of the Company, any third party has entered into any sublease, license, option, right, concession or other agreement or arrangement, written or oral, granting to any person the right to use or occupy such Leased Property or any portion thereof or interest therein, except in connection with a Permitted Encumbrance, and (iii) the Company has not received notice of any pending or threatened special assessment relating to such Leased Property or otherwise has any knowledge of any pending or threatened special assessment relating thereto.  To the Company’s knowledge, there have been no material default by the Company under any such Lease.

3.9

Personal Property.

(a)

General.  The Company owns or leases all personal property Assets necessary for the conduct of its business as presently conducted, and the personal property Assets (taken as a whole) are in such operating condition and repair (subject to normal wear and tear) as is necessary for the conduct of its business as presently conducted.

(b)

Owned Personal Property.  Except as set forth in Section 3.9(b) of Appendix III, the Company has good and marketable title to all such personal property owned by it, free and clear of any and all Encumbrances other than Permitted Encumbrances.  With respect to each such item of personal property (i) there are no Leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use of any portion of such item of personal property, (ii) there are no outstanding options or rights of first refusal in favor of any other party to purchase any such item of personal property or any portion thereof or interest therein and (iii) there are no parties (other than the Company or its employees, agents or representatives) who are in possession of or who are using any such item of personal property.

(c)

Leased Personal Property.  The Company has good and valid leasehold title to all of such Fixtures and Equipment, vehicles and other tangible personal property Assets leased by it from third parties, free and clear of any and all Encumbrances other than Permitted Encumbrances which would not permit the termination of the lease therefor by the lessor.  Section 3.9(c) of Appendix III sets forth all Leases for personal property involving annual payments in excess of $10,000, true and correct copies of which have been delivered to Parent.

3.10

Contracts.

(a)

Disclosure.  Section 3.10 of Appendix III sets forth a complete and accurate list of all of the Company’s Contracts of the following categories:

(i)

Contracts not made in the ordinary course of business involving amounts greater than $10,000:

(ii)

License agreements or royalty agreements, whether the Company is the licensor or licensee thereunder (excluding licenses that are commonly available on standard commercial terms, such as software “shrink-wrap” licenses);

(iii)

Contracts or commitments involving future expenditures or Liabilities, actual or potential, in excess of $10,000 per year after the date hereof or otherwise material to the Business or the Assets;

(iv)

Contracts or commitments relating to commission arrangements with others that are material to the Business;

(v)

Employment contracts, consulting contracts, severance agreements, “stay-bonus” agreements and similar arrangements, including Contracts (A) to employ or terminate executive officers or other personnel and other contracts with present or former officers or directors of the Company or (B) that will result in the payment by, or the creation of any Liability of the Company, the Stockholders or Parent to pay any severance, termination, “golden parachute,” or other similar payments to any present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement involving amounts greater than $10,000;

(vi)

Indemnification agreements other than provisions of agreements entered into in the ordinary course of business;

(vii)

Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, whether the Company shall be the borrower, lender or guarantor thereunder (excluding credit provided by the Company in the ordinary course of business to purchasers of its products and obligations to pay vendors in the ordinary course of business and consistent with past practice) involving amounts greater than $10,000;

(viii)

Contracts containing covenants limiting the freedom of the Company, or any officer, director, Employee or Affiliate of the Company, to engage in any line of business or compete with any Person that relates directly or indirectly to the Business;

(ix)

Any Contract or other arrangement with a Related Party involving amounts greater than $5,000;

(x)

Leases of real or personal property involving annual payments of more than $50,000; and

(xi)

Any other Contract under which the consequences of a default or termination would reasonably be expected to have a Material Adverse Effect on the Company, individually or in the aggregate.

Complete and accurate copies of all of the Contracts listed in Section 3.10 of Appendix III, including all amendments and supplements thereto, have been delivered to the Parent.  The Company has included as part of Section 3.10 of Appendix III a brief summary of the material terms of each oral Contract, if any.

(b)

Absence of Defaults.  All of the Contracts material to the conduct of the Business of the Company are valid, binding and enforceable on or by the Company and, to the best of the Company’s knowledge, on or by the other parties thereto in accordance with their terms, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors’ rights generally, or (ii) general principles of equity whether considered in a proceeding at law or in equity.  There are no existing (or, to the best of the Company’s knowledge, threatened) material Defaults by any party to any such Contracts, or any disputes under any of such Contracts.

3.11

No Conflict or Violation; Consents.  Except as set forth in Section 3.11 of Appendix III, none of the execution, delivery or performance of this Agreement or any Ancillary Agreement, the consummation of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the provisions hereof or thereof, will to the Company’s knowledge (a) violate or conflict with any provision of the Certificate of Incorporation, Bylaws, or any other governing documents of the Company or any agreements or understandings set forth in Section 3.3 of Appendix III, (b) violate, conflict with, or result in a breach of or constitute a default (with or without notice or the passage of time) under, or result in the termination of, or accelerate the performance required by, or result in a right to terminate, accelerate, modify or cancel under, or require a notice under, or result in the creation of any Encumbrance upon any of its Assets under, any Contract, sublease, sublicense, franchise, permit, indenture, agreement or mortgage instrument or other arrangement to which the Company is a party or by which the Company is bound or to which any of its Assets are subject, (c) violate any applicable Regulation or Court Order or (d) impose any Encumbrance on any of its Assets or its Business.  Except as set forth in Section 3.11 of Appendix III, no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by the Company in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement to which it is a party or the consummation of the transactions contemplated hereby or thereby.

3.12

Financial Statements; Books and Records.

(a)

General.  The Company Financial Statements are complete, are in accordance with the Company’s Books and Records and fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated thereby, in accordance with GAAP consistently applied throughout the periods covered thereby (except as otherwise expressly indicated in the notes to the Company Financial Statements).  The Company is not subject or exposed to any contingent Liabilities which could have a Company Material Adverse Effect.

(b)

Books and Records.  The Books and Records, in reasonable detail, accurately and fairly reflect in all material respects the activities of the Company and the Business and have been provided to Parent for its inspection.

(c)

All Accounts Recorded.  The Company has not engaged in any transaction, maintained any bank account or used any corporate funds except for transactions, bank accounts or funds which have been and are reflected in the normally maintained Books and Records.

(d)

Corporate Records.  The stock records and minute books of the Company and its predecessor that have been delivered to Parent fully reflect all minutes of meetings, resolutions and other actions and proceedings of its stockholders and board of directors and all committees thereof, all issuances, transfers and redemptions of capital stock of which the Company is aware and contain true, correct and complete copies of their respective Certificate of Incorporation and Bylaws and all amendments thereto through the date hereof.

3.13

Absence of Certain Changes or Events.  Except as set forth in Section 3.13 of Appendix III and as contemplated by this Agreement and the Ancillary Agreements, since the Balance Sheet Date there has not been any:

(a)

Company Material Adverse Change;

(b)

failure to operate the Business in the ordinary course so as to use all commercially reasonable efforts to preserve the Business intact and to preserve the continued services of the Company’s employees and the goodwill of suppliers, customers and others having business relations with the Company or its Representatives;

(c)

any payment, loan or advance of any amount to or in respect of, or the sale, transfer or lease of any properties or the Assets to, or entering into of any Contract with, any Related Party except regular compensation or reimbursements to Employees;

(d)

sale, assignment, license, transfer or Encumbrance of any of the Assets, tangible or intangible, singly or in the aggregate, other than sales, assignments, licenses, transfers or Permitted Encumbrances in the ordinary course of business and consistent with past practice;

(e)

new Contracts, or extensions, modifications, terminations or renewals thereof, except for Contracts entered into, modified, terminated, extended or renewed in the ordinary course of business and consistent with past practice;

(f)

change in accounting methods or practices by the Company;

(g)

revaluation by the Company of any of the Assets, including writing off or establishing reserves with respect to goods, notes or accounts receivable (other than for which adequate reserves have been previously established;

(h)

damage, destruction or loss (whether or not covered by insurance) materially adversely affecting the Assets, the Business or, to the best of the Company’s knowledge, the prospects of the Company;

(i)

declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company or any redemption, purchase or other acquisition of any equity securities of the Company;

(j)

issuance or reservation for issuance by the Company of, or commitment by it to issue or reserve for issuance, any shares of capital stock or other equity securities or obligations or securities convertible into or exchangeable for shares of capital stock or other equity securities;

(k)

amendment of the Certificate of Incorporation or Bylaws of the Company;

(l)

failure to pay any material obligation of the Company when due;

(m)

payment, discharge or satisfaction of any Liabilities of the Company other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of Liabilities reflected or reserved against in the Company Financial Statements or incurred in the ordinary course of business and consistent with past practice since the Balance Sheet Date; or

(n)

agreement by the Company directly or indirectly to do any of the foregoing.

3.14

Litigation.  There is no Action pending or, to the best of the Company’s knowledge, threatened or anticipated (i) against, relating to or affecting the Company which could reasonably be expected to have a Company Material Adverse Effect, (ii) which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Ancillary Agreements or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent the Company from consummating the transactions contemplated hereby. To the Company’s knowledge, there is no basis for any Action, which if adversely determined against the Company, its directors or officers, or any other Person could reasonably be expected to result in a loss to the Company, individually or in the aggregate, in excess of $10,000.  There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting the Company, the Business or any of the Assets.

3.15

Labor Matters.

(a)

General.  The Company is not a party to any labor agreement with respect to its Employees with any labor organization, group or association and has not experienced any attempt by organized labor or its representatives to make the Company conform to demands of organized labor relating to its Employees or to enter into a binding agreement with organized labor that would cover the Employees of the Company.  There is no unfair labor practice charge or complaint against the Company pending before the National Labor Relations Board or any other governmental agency arising out of the Company’s activities, and to the best of its knowledge the Company has not known of any facts or information which would give rise thereto; there is no labor strike or labor disturbance pending or, to the best of its knowledge, threatened against the Company nor has the Company received notice that any grievance is currently being asserted against it; and the Company has not experienced a work stoppage or other labor difficulty.  There are no material controversies pending or, to the knowledge of the Company, threatened between the Company and its Employees, and the Company is not aware of any facts which could reasonably result in any such controversy.

(b)

Compliance.  The Company is in material compliance with all applicable Regulations respecting employment practices, terms and conditions of employment, wages and hours, equal employment opportunity, and the payment of social security and similar taxes and is not engaged in any unfair labor practice.  To the Company’s knowledge, the Company is not liable for any claims for past due wages or any penalties for failure to comply with any of the foregoing.

(c)

Severance Obligations.  The Company has not entered into any severance, “stay-bonus” or similar arrangement in respect of any present or former Employee that will result in any obligation (absolute or contingent) of Parent or the Company to make any payment to any present or former Employee following termination of employment or upon consummation of the transactions contemplated by this Agreement (whether or not employment is continued for any specified period after the Effective Time).  Neither the execution and delivery of this Agreement or any Ancillary Agreement nor the consummation of the transactions contemplated hereby or thereby will result in the acceleration or vesting of any other rights of any Person to benefits under any Employee Plans.

3.16

Employee Benefit Plans.  The Company has delivered or made available to Parent copies of all documents that set forth the terms of each Employee Plan or Company benefit obligation.  To the Company’s knowledge, with respect to all Employee Plans, the Company is in compliance with ERISA, the Code and all other applicable laws.  In addition, to the Company’s knowledge, the Company has performed all of its material respective obligations under all Employee Plans and the Company has made appropriate entries in its financial statements for all material obligations and Liabilities under such plans.  Section 3.16 of Appendix III sets forth all Employee Plans of the Company.

3.17

Transactions with Related Parties.  Except for employment agreements and other compensation arrangements and agreements disclosed in the Schedule of Exceptions of Appendix III, no Related Party has (a) borrowed or loaned money or other property to the Company which has not been repaid or returned, (b) any contractual relationship with, or other claims, express or implied, of any kind whatsoever against the Company, except with respect to those as a stockholder of the Company, or (c) any interest in any property used by the Company, except with respect to such Related Party’s interest as a stockholder of the Company.

3.18

Compliance with Law.  The Company has conducted the Business in compliance with all applicable Regulations and Court Orders, except as would not reasonably be expected to cause a Company Material Adverse Effect.  The Company has not received any notice to the effect that, or has otherwise been advised that, the Company is not in compliance with any such Regulations or Court Orders, and the Company does not anticipate that any existing circumstances are reasonably likely to result in any material violation of any of the foregoing.

3.19

Tax Matters.

(a)

Filing of Tax Returns.  By the Closing Date, the Company shall file with the appropriate taxing authorities all Tax Returns required to be filed through the date thereof.  The Tax Returns to be filed will be complete and accurate in all material respects.  Except as set forth in Section 3.19 of Appendix III, the Company has not requested any extension of time within which to file any Tax Return.  At the Closing, the Company shall deliver to Parent complete and accurate copies of federal, state and local Tax Returns of the Company for the years ended December 31, 2002 and 2001.

(b)

Payment of Taxes.  All Taxes due, if any, from the Company in respect of periods (or portions thereof) beginning before the Closing Date have been timely paid or an adequate reserve (in conformity with GAAP) has been established therefor, as set forth in the Company Financial Statements, and the Company has no Liability for Taxes in excess of the amounts so paid or reserves so established.  Except as set forth in Section 3.19 of Appendix III, all Taxes that the Company is required by law to withhold or collect have been duly withheld or collected and have been timely paid over to the appropriate governmental authorities to the extent due and payable.

(c)

Audits, Investigations or Claims.  No deficiencies for Taxes of the Company have been claimed, proposed or assessed by any taxing or other governmental authority.  Except as set forth in Section 3.19 of Appendix III, there are no pending or, to the best of the Company’s knowledge, threatened audits, assessments or other Actions for or relating to any Liability in respect of Taxes of the Company, and there are no matters under discussion with any governmental authorities, or known to the Company, with respect to Taxes that will result in an additional Liability for Taxes.  Audits of federal, state and local Tax Returns by the relevant taxing authorities have been completed for the periods set forth in Section 3.19 of Appendix III and, except as set forth in such Appendix, the Company has not been notified that any taxing authority intends to audit a Tax Return for any other period.  Except as set forth in Section 3.19 of Appendix III,  no extension of a statute of limitations relating to Taxes is in effect with respect to  the Company or any predecessor.

(d)

Lien.  There are no Encumbrances for Taxes on any of the Assets or any shares of Company Stock, except for Taxes which are not yet due.

(e)

Partnerships.  The Company has no interest in nor is it subject to any joint venture, partnership or other arrangement or contract which is treated as a partnership for federal income tax purposes.

(f)

Other Entity Liability.  The Company does not have any Liability for the Taxes of any Person (other than Taxes of the Company (without regard to the activities of any predecessor)) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract or otherwise.

(g)

Correspondence.  Section 3.19(g) of Appendix III includes all correspondence to or from the Company or Affiliates (or their respective Representatives) on the one hand and the Internal Revenue Service (“IRS”) or any state Tax authority on the other hand.

3.20

Insurance.  Section 3.20 of Appendix III contains a complete and accurate list of all policies or binders of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums, a general description of the type of coverage provided and any pending claims thereunder) of which the Company is the owner, insured or beneficiary.  The Company has in full force and effect fire and casualty insurance policies, with extended coverage, and insurance against other hazards, risks and liabilities to persons and property to the extent and in the manner customary for similarly situated companies in a similar business.  The Company is not in default under any of such policies or binders, and has not failed to give any notice or to present any material claim under any such policy or binder in a due and timely fashion.  There are no facts known to the Company upon which an insurer might be justified in reducing or denying coverage or increasing premiums on existing policies or binders.  There are no outstanding unpaid claims under any such policies or binders.  Such policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect by the Company through the Closing Date

.

3.21

Brokers; Transaction Costs.  Except as set forth in Section 3.22 of Appendix III, the Company has not entered into any contract, agreement, arrangement or understanding with any Person which has or will result in the obligation of Parent or the Company to pay any finder’s fee, brokerage commission, legal, accounting, or similar payment in connection with the transactions contemplated hereby.

3.22

No Other Agreements to Sell the Company or the Assets.  The Company does not have any legal obligation, absolute or contingent, to any other Person to sell the Assets or to sell any capital stock of the Company or to effect any merger, consolidation or other reorganization of the Company or to enter into any agreement with respect thereto, except pursuant to this Agreement or except as may have been waived in writing by Parent.

3.23

Approvals.  Section 3.24 of Appendix III contains a list of all material approvals or consents relating to the business conducted by the Company which are required to be given to or obtained by the Company from any Person in connection with the consummation of the transactions contemplated by this Agreement.

ARTICLE 4.
MATTERS RELATING TO THE MERGER SHARES

Holders of the Merger Shares shall have the following rights, and be subject to the following limitations set forth in this Article 4.

4.1

Securities Laws Matters.  The Merger Shares will be “restricted securities” within the meaning of Rule 144 and can not be sold or otherwise disposed of, except as follows:  (a) pursuant to an exemption from the registration requirements under applicable state securities laws and the Securities Act, (b) in accordance with Rule 144 or (c) pursuant to an effective registration statement filed by Parent with the Securities and Exchange Commission under applicable state securities laws and the Securities Act, although the Company acknowledges that Parent is under no obligation to file such a registration statement at any time.  Parent may, unless a registration statement is in effect covering the Merger Shares or unless the holders thereof comply with Rule 144, place stop transfer orders with its transfer agent with respect to such certificates in accordance with federal securities laws.

4.2

Legend.  The certificates evidencing the Merger Shares will bear the following legend reflecting the foregoing restrictions on the transfer of such securities:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT OR IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.”

ARTICLE 5.
REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

As an inducement of the Company to enter into this Agreement, Parent and Sub, as applicable, hereby make, as of the date hereof and, except as otherwise noted, as of the Closing Date, the following representations and warranties to the Company, except as otherwise set forth in written disclosure schedule (the “Parent Schedule of Exceptions”) to be delivered to the Company within ten days after execution hereof and attached hereto as Appendix IV.  The Parent Schedule of Exceptions shall have sections that are numbered to correspond to the various sections of this Article 5 setting forth certain exceptions to the representations and warranties contained in this Article 5 and certain other information called for by this Agreement.

5.1

Organization.  Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. Sub is, or by the Closing Date, will be, a corporation duly organized, validly existing and in good standing under the laws of the state of Nevada.  The Sub has not, and prior to the Closing Date, will not, engaged in any business (other than in connection with this Agreement and the transactions contemplated hereby) since the date of its incorporation.

5.2

Capitalization.

(a)

Authorized Capitalization.  As of the date of this Agreement, Parent has authorized under its Articles of Incorporation one hundred million (100,000,000) shares of Parent Common Stock, of which fourteen million three hundred seventy (14,370,000) shares are issued and outstanding.

(b)

No Capital Stock, Options, Warrants. There are no outstanding options, warrants, convertible securities or rights of any kind to purchase or otherwise acquire any shares of capital stock or other securities of Parent.

(c)

Merger Shares.  The Merger Shares to be issued pursuant to the terms of this Agreement have been duly authorized and, when issued in accordance with the terms hereof, will be validly issued, fully paid and nonassessable.

(d)

Sub Capitalization.  The authorized capital stock of Sub consists of one million (1,000,000) shares of common stock, par value $.01 per share, of which one hundred thousand (100,000) one hundred thousand shares are issued and outstanding.  All of such outstanding shares are owned by Parent and are validly issued, fully paid and non-assessable.

5.3

Authorization.  Each of Parent and Sub has all necessary corporate power and authority to enter into this Agreement and the Ancillary Agreements to which it is a party and has taken all action necessary to consummate the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder.  This Agreement has been duly executed and delivered by each of Parent and Sub, and this Agreement is, and upon execution and delivery each of the Ancillary Agreements to which each of Parent and Sub is a party will be, a valid and binding obligation of each of Parent and Sub enforceable against each of Parent and Sub in accordance with its terms, except that enforceability may be limited by the effect of (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors or (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

5.4

Officers and Directors.  Section 5.4 of Appendix IV contains a true, correct and complete list of all the officers and directors of Parent and Sub.

5.5

Subsidiaries, Etc.  Other than Sub, Parent does not own or hold any controlling equity interest of any kind in any other Person.

5.6

Consents.  Except as set forth in Section 5.6 of Appendix IV no notices to, declaration, filing or registration with, approvals or Consents of, or assignments by, any Persons (including any federal, state or local governmental or administrative authorities) are necessary to be made or obtained by Parent or Sub in connection with the execution, delivery or performance of this Agreement or any Ancillary Agreement or the consummation of the transactions contemplated hereby or thereby.

5.7

Compliance with Laws.  Parent has conducted its business in compliance with all applicable Regulations and Court Orders, except as would not reasonably be expected to cause a Material Adverse Effect on Parent’s business.  Parent has not received any notice to the effect that, or has otherwise been advised that, Parent is not in compliance with any such Regulations or Court Orders, and Parent does not anticipate that any existing circumstances are reasonably likely to result in any material violation of any of the foregoing.

5.8

Litigation.  There is no Action pending or, to the best of Parent’s knowledge, threatened or anticipated (i) against, relating to or affecting Parent which could reasonably be expected to have a Material Adverse Effect on Parent’s business, (ii) which seeks to enjoin or obtain damages in respect of the transactions contemplated hereby or by the Ancillary Agreements or (iii) with respect to which there is a reasonable likelihood of a determination which would prevent Parent from consummating the transactions contemplated hereby. To Parent’s knowledge, there is no basis for any Action, which if adversely determined against Parent, its directors or officers, or any other Person could reasonably be expected to result in a loss to Parent, individually or in the aggregate, in excess of $100,000.  There are presently no outstanding judgments, decrees or orders of any court or any governmental or administrative agency against or affecting Parent.

5.9

Financial Statements.  The Parent Financial Statements are complete, are in accordance with the Parent’s books and records and fairly present in all material respects the financial condition, results of operations and cash flows of Parent as of the dates and for the periods indicated thereby, in accordance with GAAP consistently applied throughout the periods covered thereby (except as otherwise expressly indicated in the notes to the Parent Financial Statements).

ARTICLE 6.
ACTIONS BY THE COMPANY, PARENT AND SUB PRIOR TO THE CLOSING

The Company, Parent and Sub, each as indicated below, covenant as follows for the period from the date hereof through the Closing Date:

6.1

Conduct of Business

.  From the date hereof through the Closing Date, the Company shall, except as consented to by Parent in writing, operate the Business solely in the ordinary course of business and in accordance with past practice.  The parties hereto will not, in any event, take any action inconsistent with this Agreement, the Ancillary Agreements or the consummation of the Closing.

Without limiting the generality of the foregoing, the Company shall not except as specifically contemplated by this Agreement or as consented to by Parent in writing, such consent not to be unreasonably withheld:

(a)

incur any indebtedness for borrowed money, or assume, guarantee, endorse (other than endorsements for deposit or collection in the ordinary course of business), or otherwise become responsible for obligations of any other Person in excess of $10,000;

(b)

issue or commit to issue any shares of its capital stock or any other securities or any securities convertible into shares of its capital stock or any other securities, including any options to acquire capital stock;

(c)

declare, pay or incur any obligation to pay any dividend on its capital stock or declare, make or incur any obligation to make any distribution or redemption with respect to capital stock;

(d)

make any change to the Company’s Certificate of Incorporation or Bylaws;

(e)

mortgage, pledge or otherwise encumber any Assets or sell, transfer, license or otherwise dispose of any Assets except in the ordinary course of business and consistent with past practice;

(f)

cancel, release or assign any indebtedness owed to it or any claims or rights held by it in excess of $10,000;

(g)

make any investment or commitment of a capital nature either by purchase of stock or securities, contributions to capital, property transfer or otherwise, or by the purchase of any property or assets of any other Person in excess of $10,000;

(h)

enter into or terminate any material Contract or agree to make any material adverse change in any material Contract;

(i)

enter into or modify any Contract or other arrangement with a Related Party;

(j)

(i) enter into or modify any employment Contract, (ii) pay any compensation to or for any employee, officer or director other than in the ordinary course of business and pursuant to existing employment arrangements, (iii) pay or agree to pay any bonus, incentive compensation, service award, severance, “stay bonus” or other like benefit other than pursuant to existing arrangements, (iv) enter into or modify any other Employee Plan,, or (v) make any cash distributions;

(k)

fail to use its commercially reasonable efforts to (i) maintain the Business, (ii)  maintain existing relationships with material suppliers and customers and others having business dealings with Parent and (iii) otherwise preserve the goodwill of the Business so that such relationships and goodwill will be preserved on and after the Closing Date;

(l)

do any other act which would cause any representation or warranty of the Company in this Agreement to be or become untrue in any material respect or that is not in the ordinary course of business consistent with past practice; or

(m)

directly or indirectly take, agree to take or otherwise permit to occur any of the actions described in Sections 6.1(a) through 6.1(l).

6.2

Access.

From the date hereof through the Closing Date the Company shall, and shall cause the Company’s officers, Employees and Representatives to, afford the Representatives of the Parent access upon reasonable notice and at all reasonable times to its Business for the purpose of inspecting the same, and to its Employees and Representatives, properties, Books and Records, Contracts and other Assets, and shall furnish Parent and its Representatives upon reasonable notice and in a timely manner, all financial, operating and other data and information as Parent or its affiliates, through their respective Representatives, may reasonably request.

6.3

Company Stockholder Approval.

(a)

The Company agrees that it will promptly submit to the Stockholders a written consent in lieu of a meeting of such Stockholders (the “Stockholder Consent”), (i) approving the execution, deliver and performance by the Company of this Agreement and each of the Ancillary Agreements to which it is a party, and the consummation of the transactions contemplated hereby and (ii) attaching a copy of such other documents as the Company deems are necessary to comply with applicable law or are otherwise reasonable appropriate.  The Company shall use all reasonable efforts to ensure that the required stockholder vote will be obtained as promptly as practicable after the Stockholder Consent is first sent to the Stockholders.  The Company shall ensure that the required stockholder vote is obtained in compliance with all applicable Regulations.

(b)

The board of directors of the Company shall recommend by the requisite vote required by the bylaws and Certificate of Incorporation of the Company that the Stockholders adopt and approve this Agreement and approve the Merger.  Except as may be required under applicable law concerning a director’s fiduciary duty neither the board of directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the recommendation of the board of directors of the Company that the Stockholders adopt and approve this Agreement and approve the Merger.

6.4

Closing Date.

Each party to this Agreement shall use all commercially reasonable efforts to cause the Closing to occur on or before  August 21, 2003.

6.5

Further Assurances.

 Upon the terms and subject to the conditions contained herein, the parties agree, in each case both before and after the Closing, (i) to use all commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) to execute any documents, instruments or conveyances of any kind which may be reasonably necessary or advisable to carry out any of the transactions contemplated hereunder and under the Ancillary Agreements, (iii) to use all commercially reasonable efforts to cause the Merger to qualify, and will not take any actions which to their knowledge could reasonably be expected to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code and (iv) to cooperate with each other in connection with the foregoing.  Without limiting the foregoing, the parties agree to use their respective reasonable commercial efforts (A) to obtain any necessary Consents (B) to give all notices to, and make all registrations and filings with third parties, including submissions of information requested by governmental authorities and (C) to fulfill all other conditions to this Agreement.

6.6

Disclosure of Transaction.

None of the parties hereto shall disclose any information regarding the proposed Merger to any Person other than another party hereto, including without limitation any release of any information to the media.  Parent shall have the right to prepare a press release regarding the transaction to be released to the public and the media immediately after the Closing, subject to the Company’s reasonable prior approval.

6.7

Non-Solicitation.

The Company shall not enter into negotiations with any other person or entity for the disposition of its outstanding stock or assets or business (or any part thereof) except as set forth in this Agreement.  The Company will not, directly or indirectly, through any officer, director, agent or otherwise: (i) solicit or initiate, directly or indirectly, or encourage submission of inquiries, proposals, or offers from any potential buyer relating to the disposition of its assets, securities or business (or any part thereof), other than sales in the ordinary course of business; or (ii) subject to fiduciary obligations under applicable law as advised in writing by counsel, participate in any discussions or negotiations regarding or furnish to any other person any information with respect to the disposition of such assets, business or any securities (or any part thereof), except as agreed to herein.

ARTICLE 7.
CONDITIONS TO THE COMPANY’S OBLIGATIONS

The obligation of the Company to effect the Merger and complete the related transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

7.1

Assumption, Repayment or Refinance of Loan Obligations.  Parent or Sub shall have either assumed, repaid or refinanced those certain loan obligations set forth on Schedule 7.1 in the Company Schedule of Exceptions (the “Loan Obligations”), provided that the total amount outstanding (including principal, interest, fees and other items due related thereto) on the Loan Obligations, in the aggregate, as of the Closing Date will be less than Five Million Dollars ($5,000,000).

7.2

Private Placement.  Parent shall have completed an offering of convertible debentures with an aggregate face value of up to Five Million Dollars ($5,000,000) on or before August 22, 2004.

7.3

Letters of Intent.  Parent will have entered into letters of intent or similar expressions of interest to acquire an entity or entities having annual gross revenue of at least Five Million Dollars ($5,000,000) in the aggregate and annual earnings before interest, taxes, depreciation and amortization of at least Two Hundred Thousand Dollars ($200,000) in the aggregate.

7.4

[Intentionally deleted.]

7.5

Representations, Warranties and Covenants.  All representations and warranties (considered collectively) and each representation and warranty (considered individually) of Parent and Sub contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and Parent and Sub shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Closing Date.

7.6

Consents

.  All Consents, approvals and waivers from governmental authorities necessary to permit Parent and Sub to consummate the Merger as contemplated hereby and by the Ancillary Agreements shall have been obtained and all approvals required under any Regulations to permit Parent and Sub to carry out the transactions contemplated by this Agreement and the Ancillary Agreements and for the operation of the Business after the Closing (including all third party consents required under the Contracts where failure to obtain the consent would have a Company Material Adverse Effect as determined by Parent in its sole discretion) shall have been obtained and shall be in full force and effect.

7.7

No Court Orders.  No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements.  There shall not be any Regulation or Court Order that makes the acquisition of the Company Stock contemplated hereby illegal or otherwise prohibited or that otherwise is reasonably likely to have a Company Material Adverse Effect.

7.8

Closing Documents.  Parent shall have delivered to the Company the documents and other items described in Section 9.2 and such other documents and items as the Company may reasonably request.

7.9

Stockholder Consent.  The holders of a majority (or other required percentage) of the issued and outstanding capital stock of Sub (prior to the effectiveness of the Merger) shall have authorized and approved the Merger, and Sub shall have taken all further actions related to the due authorization of the Merger as may be required under the NRS.

7.10

Board Approval.  This Agreement and the Merger shall have been approved by the requisite vote of the Board of Directors of Parent and the Sub as specified in the bylaws of Parent and the Sub, respectively.

7.11

Resignations of Sub’s Directors and Officers.  All of Sub’s Directors and Officers shall have resigned or been removed from office.

ARTICLE 8.
CONDITIONS TO PARENT’S AND SUB’S OBLIGATIONS

The obligations of Parent and Sub to effect the Merger and complete the related transactions contemplated by this Agreement are subject, in the discretion of Parent, to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

8.1

Representations, Warranties and Covenants.

(a)

All representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if such representations and warranties were made at and as of the Closing Date, and the Company shall have performed in all material respects all agreements and covenants required hereby to be performed prior to or at the Closing Date.

(b)

The covenants and obligations set forth in Section 6.3 must have been performed and complied with in all respects.

(c)

There shall be delivered to Parent a certificate of the Company signed by its Chief Executive Officer and its President (the “Company Closing Certificate”) to the Company as to compliance with Section 8.1(a) and (b) above.

8.2

Consents.  All Consents, approvals and waivers from governmental authorities necessary to permit the Company to consummate the Merger as contemplated hereby and by the Ancillary Agreements shall have been obtained and shall be in full force and effect and all approvals required under any Regulations to permit Parent and Sub to carry out the transactions contemplated by this Agreement and the Ancillary Agreements and for the operation of the Business after the Closing (including all third party consents required under the Contracts where failure to obtain the consent would have a Company Material Adverse Effect as determined by Parent in its sole discretion) shall have been obtained and shall be in full force and effect.

8.3

No Actions or Court Orders.  No Action by any court, governmental authority or other Person shall have been instituted or threatened which questions the validity or legality of the transactions contemplated hereby and by the Ancillary Agreements.  There shall not be any Regulation or Court Order that makes the acquisition of the Company Stock contemplated hereby illegal or otherwise prohibited.

8.4

Closing Documents.  The Company shall have delivered to Parent the documents and other items described in Section 9.1 and such other documents and items as Parent may reasonably request.

8.5

Stockholder Consent.  The holders of a majority (or other required percentage) of the Company Stock shall have executed the Stockholder Consent and the Company shall have taken all further actions related to the due authorization of the Merger as may be required under the DGCL.  Appraisal rights under Section 262 of the DGCL, dissenter’s rights or other such rights shall not have been demanded by Stockholders holding more than ten percent (10%) of the Company Stock.

8.6

Board Consent.  This Agreement and the Merger shall have been approved by the requisite vote of the Board of Directors of the Company as specified in the bylaws of the Company.

ARTICLE 8A.

POST CLOSING COVENANTS

The Company and Parent each covenants to take the following actions, as indicated, after the Closing Date:

8A.1 Capital Infusion.  Parent will have either, directly or through an Affiliate: (i) provided Sub with at least Five Hundred Thousand Dollars ($500,000.00) in capital as of the Closing Date; or (ii) entered into a binding agreement to provide Five Hundred Thousand Dollars ($500,000.00) in capital to the Surviving Corporation within 180 days after the Closing Date.

8A.2 NASDAQ Listing.  Parent shall, as soon as practical after the Closing Date, use reasonably commercial efforts to maintain a “bulletin board” listing and to become listed on NASDAQ.

ARTICLE 9.
CLOSING

On the Closing Date at the Closing Place:

9.1

Deliveries by the Company to Parent

.  The Company shall deliver (or cause to be delivered) to Parent:

(a)

the Ancillary Agreements, duly executed by each party thereto other than Parent and Sub;

(b)

any Consents required to be obtained by the Company or the Stockholders;

(c)

the Company Closing Certificate;

(d)

the Stockholder Consent, duly executed by the requisite vote of Company Stock; and

(e)

a certificate by the Company’s corporate secretary certifying to Parent and Sub that the copy of the text of the resolutions by which the board of directors of the Company and the Stockholders approved the Merger and this Agreement attached to such certificate are true, correct and complete copies of such resolutions and that such resolutions remain in full force and effect and have not been amended or altered on or prior to the Closing Date; that the copies of the Company’s Certificate of Incorporation and any amendments and Bylaws and any amendments attached to such certificate remain in full force and effect and have not been amended or altered on or prior to the Closing Date; and certifying as to the incumbency of the Company’s officers including as to the authentic signatures of each such officer.

9.2

Deliveries by Parent to the Company

.  Parent shall deliver to the Company:

(a)

the Ancillary Agreements to which Parent or Sub is a party, duly executed by each party thereto other than the Company or the Stockholders:

(b)

any Consents required to be obtained by Parent;

(c)

the Parent Closing Certificate;

(d)

the Merger Shares to be issued to the Stockholders;

(e)

a copy of the text of the resolutions by which the board of directors of Parent approved the Merger and this Agreement and a certificate by its corporate secretary certifying to the Company that such copy is a true, correct and complete copy of such resolutions and that such resolutions were duly adopted and have not been amended or rescinded on or prior to the Closing Date; and

(f)

copies of the Parent Financial Statements, Parent’s federal tax return for its last completed fiscal year and all filings with the Securities and Exchange Commission during Parent’s last completed fiscal year.

ARTICLE 10.
MISCELLANEOUS

10.1

Termination.

(a)

This Agreement may be terminated at any time prior to Closing:

(i)

By the written agreement of Parent and the Company;

(ii)

By Parent or the Company if the Closing shall not have occurred on or before December 31, 2003, other than due to a breach of this Agreement by the party seeking to terminate; or

(iii)

By Parent or the Company if a court of competent jurisdiction or governmental authority shall have issued a final and nonappealable order in writing, or shall have taken such other action having the effect of permanently restraining, enjoining, or otherwise prohibiting the Merger.

(b)

In the event of termination of this Agreement:

(i)

The provisions of Sections 10.1(b), 10.1(c), 10.4, 10.6 and 10.8 through 10.11 of this Agreement shall continue in full force and effect; and

(ii)

No party hereto shall have any liability to any other party to this Agreement, except for any willful breach of, or knowing misrepresentation made in, this Agreement occurring prior to the formal termination of this Agreement, except as set forth in Section 10.1(c) below.

(c)  Parent acknowledges that the Company has deposited Ten Thousand Dollars ($10,000.00) with Parent in connection with the proposed Merger.  In the event this Agreement is terminated as a result of the Company’s failure to perform any of its obligations or violation of any covenant contained in this Agreement or as a result of the material inaccuracy of any representation or warranty contained in this Agreement, the Company shall indemnify and hold Parent and Sub harmless from any losses, liabilities claims, damages, costs (including without limitation reasonable attorneys’ fees), or other amounts actually incurred by Parent or Sub relating to the Merger or this Agreement (collectively, “Costs”), provided that such Costs shall not exceed Ten Thousand Dollars ($10,000) in the aggregate.

10.2

Assignment

.  Neither this Agreement nor any of the rights or obligations hereunder may be assigned by the Company or any Stockholder without the prior written consent of Parent, or by Parent or Sub without the prior written consent of the Company.

10.3

Notices

.  Unless otherwise provided herein, any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered in person or by courier, telegraphed, telexed, sent via overnight delivery service or mailed by registered or certified mail (such notice to be effective upon receipt), as follows:

If prior to the Closing, to the Company:

ATB Media, Inc.

10400 Eaton Place Suite 22030

Fairfax , VA 22030

With a copy to:

Stanley S. Jutkowitz

Seyfarth Shaw

815 Connecticut Avenue, N.W.

Suite 500

Washington, DC  20006-4004

If to Parent or Sub:

AIMS Worldwide, Inc.

Seven Pines

1064 High Rock Road

Raphine, VA  24472

With a copy to:

Max Miller

8110 Gatehouse Road

Suite 500 East

Falls Church, VA  22042

or to such other place and with such other copies as any party may designate as to itself by written notice to the others in accordance herewith.

10.4

Choice of Law

.   This Agreement shall be construed and interpreted and the rights of the parties determined in accordance with the laws of the State of Nevada without regard to its conflicts of laws provisions.

10.5

Representation By Counsel

.   Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by, independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s), that to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Agreement in its entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Agreement and has executed this Agreement free from coercion, duress or undue influence.

10.6

Entire Agreement; Amendments and Waivers

.  This Agreement, together with all exhibits and schedules hereto and, the Ancillary Agreements, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties.  No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby.  This Agreement may be amended with the approval of the respective Boards of Directors of Parent and the Company at any time; provided, however, that no amendment shall be made without the further approval of the Stockholders if such approval is required under applicable law.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.  The waiver by any party of any of the conditions precedent to its obligations under this Agreement will not preclude it from seeking redress for breach of this Agreement other than with respect to the condition so waived.

10.7

Counterparts

.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.8

Invalidity

.  In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument, and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto.  The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

10.9

No Third Party Beneficiaries

.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation, except as specifically set forth in Article 10 hereof.

10.10

Service of Process; Consent to Jurisdiction.

(a)

SERVICE OF PROCESS.  EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF ANY PROCESS, PLEADING, NOTICES OR OTHER PAPERS BY THE MAILING OF COPIES THEREOF BY REGISTERED, CERTIFIED OR FIRST CLASS MAIL, POSTAGE PREPAID, TO SUCH PARTY AT SUCH PARTY’S ADDRESS SET FORTH HEREIN, OR BY ANY OTHER METHOD PROVIDED OR PERMITTED UNDER VIRGINIA LAW.

(b)

CONSENT TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY (i) AGREES THAT ANY SUIT, ACTION OR OTHER LEGAL PROCEEDING ARISING OUT OF THIS AGREEMENT MAY BE BROUGHT IN, IN ANY STATE COURT OF GENERAL JURISDICTION IN FAIRFAX, VIRGINIA OR IN THE FEDERAL DISTRICT COURT FOR THE EASTERN DISTRICT OF VIRGINIA; (ii) CONSENTS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING; AND (iii) WAIVES ANY OBJECTION WHICH SUCH PARTY MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY SUCH COURT.

10.11

Attorney Fees and Costs

.   Each of Parent and the Company shall be responsible for and bear all of its own costs and expenses (including any broker's or finder's fees) incurred in connection with the transaction contemplated by this Agreement.   If any party to this Agreement brings an action to enforce its rights under this Agreement in accordance with the provisions hereof, the prevailing party shall be entitled to recover its actual out-of-pocket costs and expenses, including reasonable attorneys’ fees reasonably incurred in connection with such action, including any appeal of such action.

[Remainder of page intentionally blank; signatures follow]

IN WITNESS WHEREOF, each party hereto has executed this Agreement and Plan of Merger or caused this Agreement and Plan of Merger to be duly executed on its behalf by its officer thereunto duly authorized, as of the day and year first above written

ATTEST:

ATB MEDIA, INC.

By:_/s/ Olivia Waller_______

By:

/s/ Michael Foudy

Name:

Michael Foudy

Its:

ATTEST:

AIMS WORLDWIDE, INC.

By:_/s/ Olivia Waller____

By:

/s/ Gerald Garcia, Jr.

Name:

Gerald Garcia, Jr.

Its:

ATTEST:

ATB MEDIA ACQUISITION CO., INC.

By:__/s/ Olivia Waller___

By:

/s/ Joseph Vincent

Name:

Joseph Vincent

Its:

APPENDIX I

List of Shareholders

I-#

APPENDIX II

DEFINED TERMS

“Action” means any action, suit, arbitration, mediation, proceeding or investigation, at law or in equity or otherwise in, for or by any court or other governmental body or any arbitration, mediation or similar forum.

“Affiliate” of a Person means any other Person that, directly or indirectly, controls, is controlled by, or is under common control with, such Person.  The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Ancillary Agreements” means all agreements expressly required hereunder to be executed to consummate the Merger in accordance with the terms of this Agreement.

“Assets” means the right, title and interest of the Company, as the case may be, in its properties, assets and rights of any kind, whether tangible or intangible, real or personal, including the right, title and interest in the following:

(a)

all Contracts and Contract Rights;

(b)

all Fixtures and Equipment;

(c)

all Books and Records;

(d)

all Proprietary Rights;

(e)

all Permits;

(f)

all return and other rights under or pursuant to all warranties, representations and guarantees made by suppliers and other third parties in connection with the Assets or services furnished to such Person;

(g)

all cash, accounts receivable, deposits and prepaid expenses; and

(h)

all goodwill.

The term “Assets” specifically include all Contract Rights, Fixtures and Equipment, Books and Records, Proprietary Rights, Permits and accounts receivable relating to the following radio station:  KCAA, located in Loma Linda, California

“Balance Sheet” means the balance sheet of the Company as of the Balance Sheet Date.

“Balance Sheet Date” means June 30, 2003.

 “Books and Records” means (a) all product, business and marketing plans, sales and promotional literature and artwork relating to the Assets or the Business of the Company, Parent or Sub, as the case may be, (b) all books, records, lists, ledgers, financial data, files, reports, product and operating records of every kind relating to the Assets or the Business (including records and lists of customers, distributors, suppliers and personnel) of the Company, Parent or Sub, as the case may be, and (c) all telephone and fax numbers used in the Business, in each case whether maintained as hard copy or stored in computer memory and whether owned by the Company, Parent or Sub, as the case may be, or its Affiliates.

“Business” means the business and operations of the Company, Parent or Sub, as the case may be.

“Certificate” and “Certificates” have the meaning set forth in Section 2.8(a).

“Certificates of Merger” has the meaning set forth in Section 2.23.

“Closing” has the meaning set forth in Section 2.1(b).

“Closing Date” means the date of the Closing.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” means ATB Media, Inc., a Delaware  corporation.

“Company Closing Certificate” has the meaning set forth in Section 8.1(c).

“Company Financial Statements” means (a) the audited balance sheet of the Company as of December 31, 2002 and 2001 and the related statements of operations, statement of redeemable convertible preferred stock and stockholders’ deficit and cash flows, of the Company for the years ended December 31, 2002 and 2001, (b) the notes thereto, and (c) the Balance Sheet.

“Company Material Adverse Effect” or “Company Material Adverse Change” means a Material Adverse Effect with respect to the Company, the Business or the Assets; provided, however, that this definition shall exclude any adverse effect following the date of this Agreement which is solely attributable to (i) the announcement or pendency of the transactions contemplated by this Agreement or (ii) changes in national economic conditions or industry conditions generally.

 “Company Schedule of Exceptions” has the meaning set forth in Article 3 and is attached to the Agreement as Appendix III.

“Company Stock” means all capital stock of the Company prior to Effective Time.

 “Consents” means any and all Permits and any and all consents, approvals or waivers from third parties that are required for the consummation of the transactions contemplated by this Agreement.

“Contract Rights” means all rights and obligations under the Contracts.

“Contracts” means all agreements, contracts, leases (whether for real or personal property), purchase orders, undertakings, covenants not to compete, employment agreements, confidentiality agreements, licenses, instruments, obligations and commitments to which the Company, Parent or Sub, as the case may be, is a party or by which the Company, Parent or Sub, as the case may be, or any of its Assets are bound or affected, whether written or oral.

“Court Order” means any judgment, decision, consent decree, injunction, ruling or order of any foreign, federal, state or local court or governmental agency, department or authority that is binding on any Person or its property under applicable law.

“Default” means (a) a breach of or default under any Contract, (b) the occurrence of an event that with the passage of time or the giving of notice or both would constitute a breach of or default under any Contract or (c) the occurrence of an event that with or without the passage of time or the giving of notice or both would give rise to a right of termination, renegotiation or acceleration under any Contract.

“DGCL” has the meaning set forth in Recital B.

 “Effective Time” has the meaning set forth in Section 2.2.

“Employee Plans” means all employee benefit or compensation plans maintained by the Company for the benefit of its employees.

“Employees” means all officers and directors of the Company and all other Persons employed by the Company on a full or part-time basis as well as any contract employees together with all Persons retained as “independent contractors” as of the relevant date.

“Encumbrance” means any claim, lien, pledge, option, charge, equitable interest, community property interest, right of first refusal, easement, tax assessment, security interest, deed of trust, mortgage, right-of-way, encroachment, building or use restriction, conditional sales agreement, encumbrance or other right of third parties, whether voluntarily incurred or arising by operation of law, and includes any agreement to give any of the foregoing in the future, and any contingent sale or other title retention agreement or lease in the nature thereof.

 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

 “Facilities” means all offices, administration buildings and all real property and related facilities owned or leased by the Company, all as identified or listed on Section 3.8 of Appendix III Company Schedule of Exceptions.

“Fixtures and Equipment” means all of the furniture, fixtures, furnishings, computer hardware, and other tangible personal property owned by the Company, Parent or Sub, as the case may be, wherever located.

“GAAP” means generally accepted United States accounting principles, applied on a consistent basis.

“Leased Property” has the meaning set forth in Section 3.8.

“Leases” means leases, subleases, licenses, options, rights, concessions or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of a parcel of real property.

“Liability” means any direct or indirect liability, indebtedness, obligation, commitment, expense, claim, deficiency, guaranty or endorsement of or by any Person of any type, whether accrued, absolute, contingent, matured, unmatured, liquidated, unliquidated, known or unknown.

“Material Adverse Effect” or “Material Adverse Change” or a similar phrase means, with respect to any Person, (a) any material adverse effect on or change with respect to (i) the business, operations, assets (taken as a whole), liabilities (taken as a whole), condition (financial or otherwise), results of operations, of such Person and its Subsidiaries, taken as a whole, or (ii) the right or ability of such Person to consummate any of the transactions contemplated hereby or (b) any event or condition which, with the passage of time, the giving or receipt of notice or the occurrence or nonoccurrence of any other circumstance, action or event, would reasonably be expected to constitute a “Material Adverse Effect” on or “Material Adverse Change” with respect to such Person.

“Merger” has the meaning set forth in Recital B.

“Merger Shares” has the meaning set forth in Section 2.6(a).

“NRS” has the meaning set forth in Recital B.

“Parent Closing Certificate” has the meaning set forth in Section 7.1.

“Parent Common Stock” means the common stock of Parent designated as common stock in the Articles of Incorporation of Parent and having a $.001 par value per share.

“Parent Financial Statements” means (a) the audited balance sheet of Parent as of December 31, 2002 and 2001 and the related statements of operations, statement of redeemable convertible preferred stock and stockholders’ deficit and cash flows, of Parent for the years ended December 31, 2002 and 2001, together with the report of Parent’s independent accountants thereon, (b) the notes thereto, and (c) the audited balance sheet of Parent for the three month period ending June 30, 2003.

“Permitted Encumbrances” means (a) statutory liens of landlords, liens of carriers, warehousepersons, mechanics and material persons incurred in the ordinary course of business for sums (i) not yet due and payable, or (ii) being contested in good faith, if, in either such case, an adequate reserve, shall have been made therefor in such Person’s financial statements, (b) liens incurred or deposits made in connection with workers’ compensation, unemployment insurance and other similar types of social security programs or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations, in each case in the ordinary course of business, consistent with past practice, (c) easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case, which do not interfere with the ordinary conduct of business of the Company and do not materially detract from the value of the property upon which such encumbrance exists, (d) liens securing taxes, assessments and governmental charges not yet delinquent and (e) liens arising in the ordinary course of business that do not materially impair the Company’s business or the property to which they relate.

“Permits” means all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, any governmental authority, whether foreign, federal, state or local, necessary or desirable for the past, present or anticipated conduct or operation of the Business or ownership of the Assets of such Person.

“Person” means any person or entity, whether an individual, trustee, corporation, limited liability company, general partnership, limited partnership, trust, unincorporated organization, business association, firm, joint venture, governmental agency or authority or any similar entity.

 “Proprietary Rights” means all (a) U.S. and foreign patents, patent applications, patent disclosures and improvements thereto, including petty patents and utility models and applications therefor, (b) U.S. and foreign trademarks, service marks, trade dress, logos, trade names and corporate names and the goodwill associated therewith and registrations and applications for registration thereof, (c) U.S. and foreign copyrights and registrations and applications for registration thereof, (d) U.S. and foreign mask work rights and registrations and applications for registration thereof, (e) Trade Secrets, (f) URL registrations, (g) other proprietary rights, (h) copies and tangible embodiments thereof (in whatever form or medium) and (i) licenses granting any rights with respect to any of the foregoing.

“Regulation” means any law, statute, ordinance, regulation, rule, notice requirement, court decision, agency guideline and order of any foreign, federal, state or local government and any other governmental department or agency, including without limitation any energy, motor vehicle safety, public utility, zoning, building, occupational safety and health code, Environmental Law, and laws respecting employment practices, employee documentation, terms and conditions of employment and wages and hours.

“Related Party” means (i) any of the Company’s officers, directors and stockholders, and any officers, directors, partners, associates or relatives of such officers, directors and stockholders, (ii) any Person in which the Company or any Stockholder or any Affiliate, associate or relative of any such Person has a 5% or greater direct or indirect equity interest, and (iii) any direct or indirect trustee or beneficiary of any Stockholder.

“Representative” of any Person means any officer, director, principal, consultant, advisor, agent, employee or other representative of such Person, including legal counsel, accountants and financial advisors.

 “Stockholder” means each stockholder of the Company and “Stockholders” means all stockholders of the Company, in each case as determined immediately prior to the Effective Time.

“Stockholder Consent” has the meaning set forth in Section 6.4.

“Subsidiary” means, with respect to any Person, (a) any corporation of which at least 50% of the securities or interests having, by their terms, ordinary voting power to elect members to the board of directors, or other persons performing similar functions with respect to such corporation, is held, directly or indirectly, by such Person, (b) any partnership or limited liability company of which (i) such Person is a general partner or managing member or (ii) such person possesses a 50% or greater interest in the total capital or total income of such partnership or limited liability company.

 “Tax Return” means any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) including information returns, and any documents with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

“Taxes” means any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, estimated, excise, value-added, real or personal property, sales, withholding, social security, retirement, unemployment, disability occupation, worker’s compensation, use, service, license, utility, net worth, payroll, ad valorem, franchise and transfer and recording, imposed by the Internal Revenue Service or any taxing authority or jurisdiction (whether domestic or foreign, including any federal, state, county, local or foreign government or any subdivision or taxing agency thereof (including a U.S. possession)), whether computed on a separate, consolidated, unitary, combined or any other basis and whether disputed or not; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

II-#

APPENDIX III

Company Schedule of Exceptions

(Subject to amendment within ten days after execution)

Unless the context otherwise requires, capitalized terms not defined in the Company Schedule of Exceptions shall have the meanings specified in this Agreement.  Unless otherwise indicated in the Company Schedule of Exceptions, all section references are to sections of this Agreement.  All descriptions of documents contained in the Company Schedule of Exceptions are qualified in their entirety by reference to the documents so described, copies of which have been delivered to Parent and its representatives for their review.  The Company has no knowledge as to whether such material was actually inspected or reviewed by Parent or its representatives.

The disclosures in the Company Schedule of Exceptions are made in response to the representations and warranties of the Company and certain other covenants in this Agreement; and no disclosure made therein shall be deemed to modify in any respect the standard of materiality or knowledge set forth in any representation, warranty, covenant or other provision contained in this Agreement.

0.1

Directors:

Michael Foudy

Officers:

President  Michael Foudy

Secretary  Michael Foudy

III-#

APPENDIX IV

(Subject to amendment within ten days after execution)

Parent Schedule of Exceptions

Unless the context otherwise requires, capitalized terms not defined in the Parent Schedule of Exceptions shall have the meanings specified in this Agreement.  Unless otherwise indicated in the Parent Schedule of Exceptions, all section references are to sections of this Agreement.

The disclosures in the Parent Schedule of Exceptions are made in response to the representations and warranties of the Parent or Sub and certain other covenants in this Agreement; and no disclosure made therein shall be deemed to modify in any respect the standard of materiality or knowledge set forth in any representation, warranty, covenant or other provision contained in this Agreement.

5.4

Parent Directors and Officers:

Directors: Michael Foudy, Chairman

     Joseph Vincent, Vice Chairman

     Dennison Smith

     Gerald Garcia

Officers:   Gerald Garcia, President and Chief Executive Officer

Sub Directors and Officers:

Director:

Michael Foudy

Officers:

Michael Foudy, President and Secretary

7.1

Loan Obligations.

III-#

TABLE OF CONTENTS

Page

1.1

Defined Terms.

1.2

Interpretation Provisions.

ARTICLE 2. THE TRANSACTION

2.1

The Merger.

2.2

Effective Time..

2.3

Effect of the Merger.

2.4

Certificate of Incorporation; Bylaws.

2.5

Directors and Officers.

2.6

Conversion of Securities.

2.7

Surrender of Certificates.

2.8

No Further Ownership Rights in Shares of Company Stock.

2.9

Lost, Stolen or Destroyed Certificates.

2.10

Taking of Necessary Action; Further Action.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

3.1

Organization of the Company.

3.2

Capitalization of the Company.

3.3

Shareholders’ Agreements, etc.

3.4

Authorization.

3.5

Officers and Directors.

3.6

Bank Accounts.

3.7

Subsidiaries, Etc.

3.8

Real Property.

3.9

Personal Property.

(c)

Leased Personal Property.

3.10

Contracts.

3.11

No Conflict or Violation; Consents.

3.12

Financial Statements; Books and Records.

3.13

Absence of Certain Changes or Events.

3.14

Litigation

3.15

Labor Matters.

3.16

Employee Benefit Plans.

3.17

Transactions with Related Parties.

3.18

Compliance with Law.

3.19

Tax Matters.

3.20

Insurance.

3.21

Brokers; Transaction Costs.

3.22

No Other Agreements to Sell the Company or the Assets.

3.23

Approvals.

ARTICLE 4. MATTERS RELATING TO THE MERGER SHARES

4.1

Legend.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

5.1

Organization.

5.2

Capitalization.

5.3

Authorization.

5.4

Officers and Directors.

5.5

Subsidiaries, Etc.

5.6

Consents.

ARTICLE 6. ACTIONS BY THE COMPANY AND PARENT PRIOR TO THE CLOSING

6.1

Conduct of Business

6.2

Access

6.3

Company Stockholder Approval.

6.4

Closing Date

6.5

Further Assurances

ARTICLE 7. CONDITIONS TO THE COMPANY’S OBLIGATIONS

7.1

Representations, Warranties and Covenants.

7.2

Consents

7.3

No Court Orders

7.4

Closing Documents

7.5

Board Approval

ARTICLE 8. CONDITIONS TO PARENT’S AND SUB’S OBLIGATIONS

8.1

Representations, Warranties and Covenants.

8.2

Consents

8.3

No Actions or Court Orders

8.4

Closing Documents

8.5

Stockholder Consent

8.6

Board Consent

ARTICLE 9. CLOSING

9.1

Deliveries by the Company to Parent

9.2

Deliveries by Parent to Company

ARTICLE 10. MISCELLANEOUS

10.1

Termination.

10.2

Assignment

10.3

Notices

10.4

Choice of Law

10.5

Representation By Counsel

10.6

Entire Agreement; Amendments and Waivers

10.7

Counterparts

10.8

Invalidity

10.9

No Third Party Beneficiaries

10.10

Service of Process; Consent to Jurisdiction.

10.11

Attorney Fees and Costs

TABLE OF EXHIBITS, APPENDICES AND SCHEDULES

Appendix I

List of Stockholders

Appendix II

Defined Terms

Appendix III

Company Schedule of Exceptions

Appendix IV

Parent Schedule of Exceptions

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